As filed with the Securities and Exchange Commission on January 6, 1997

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             WARNER-LAMBERT COMPANY
             (Exact name of Registrant as specified in its charter)

               Delaware                               22-1598912
    (State or other jurisdiction of         (I.R.S. Employer Identification
    incorporation or organization)                      Number)

                                201 Tabor Road
                           Morris Plains, NJ  07950
                                (201) 540-2000

   (Address, including zip code, of Registrant's principal executive office)


                            Warner-Lambert Company
                                1996 Stock Plan
                           (Full title of the Plan)

                           Gregory L. Johnson, Esq.
                      Vice President and General Counsel
                            Warner-Lambert Company
                                201 Tabor Road
                           Morris Plains, NJ  07950
                                (201) 540-2000
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:
                             James M. Cotter, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                                                   CALCULATION OF REGISTRATION FEE

                                             Proposed
                                             Maximum       Proposed Maximum       Amount of
  Title of Securities     Amount to be    Offering Price  Aggregate Offering     Registration
   to be Registered        Registered     Per Share<F1>       Price <F1>           Fee <F1>


Common Stock, $.01 par     14,000,000         $74.25        $1,039,500,000         $315,000
value per share<F2>

<F1> Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on January 2, 1997.

<F2> Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by Warner-Lambert Company (the "Company" or the "Registrant") (File No. 1-3608) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

        (a)  Annual Report on Form 10-K for the year ended December 31, 1995

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

        (c) Current Reports on Form 8-K dated January 23, 1996, April 23, 1996 and June 30, 1996.

        (d) The description of the Company Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        (e) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A dated June 28, 1988, as amended by Form 8 dated July 5, 1989.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty of care, except as follows. A director remains potentially liable for monetary damages (unless otherwise permitted by applicable law) for (a) breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve misconduct or a knowing violation of law, (c) an improper payment of a dividend or an improper redemption or repurchase of the Company's stock (as provided in Section 174 of the Delaware Law) or (d) any transaction from which a director derives an improper personal benefit. Any repeal or modification of this provision will not affect any right or protection of a director that exists at the time of such repeal or modification.

     Section 145 of the Delaware Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     Article VII of the By-Laws of the Company provides in terms similar to those of Section 145 of the Delaware Law that the Company shall have power and shall be required to indemnify its directors and officers in accordance with the Delaware Law.

     Under the terms of various Directors and Officers Liability and Corporation Reimbursement Liability Policies, the directors and officers of the Company are insured, subject to applicable policy exclusions, limits and deductibles, against any loss incurred in connection with any claim made against them or any of them for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, or any matter not excluded by the terms and conditions of the policy, claimed against them solely by reason of their being directors or officers of the Company. The foregoing statements are subject to the detailed provisions of such Policies.

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and specifically including actions by or in the name of the Company (referred to as derivative suits), where the individual's involvement is by reason of the fact that he or she is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorneys' fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under each indemnification agreement, a director or officer will not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Each indemnification agreement provides a number of procedures and presumptions used in the determination of the right to indemnification, as well as a requirement that in order to receive an advancement of expenses, the director or officer must submit an undertaking to repay any expenses advanced on his or her behalf with respect to which it is later determined the director or officer was not entitled to receive. Each indemnification agreement is effective for actions arising out of acts or omissions which may have occurred before or after the execution of such indemnification agreement. The foregoing statements are subject to the detailed provisions of such indemnification agreements.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

     23.1       Consent of Price Waterhouse LLP

     24 Power of Attorney (included in the signature pages of this Registration Statement)

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on this 2nd day of January, 1997.

                              WARNER-LAMBERT COMPANY
                                 (Registrant)


                              By /s/ Melvin R. Goodes
                                 Melvin R. Goodes
                                 Chairman of the Board and Chief Executive
                                 Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Warner-Lambert Company (the "Company") in their respective capacities set forth below constitutes and appoints Melvin R. Goodes, Lodewijk, J.R. deVink, Raymond M. Fino, Ernest J. Larini and Gregory L. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   Signature                         Title                          Date

/s/ Melvin R. Goodes       Chairman of the Board, Chief      December 23, 1996
Melvin R. Goodes           Executive Officer and Director
                           (Principal Executive Officer)


/s/ Lodewijk J.R. de Vink  President, Chief Operating        December 23, 1996
Lodewijk J.R. de Vink      Officer and Director


/s/Ernest J. Larini        Vice President and Chief          December 23, 1996
Ernest J. Larini           Financial Officer (Principal
                           Financial Officer)

/s/Joseph E. Lynch         Vice President and Controller     December 23, 1996
Joseph E. Lynch            (Principal Accounting Officer)

/s/ Robert N. Burt         Director                          December 23, 1996
Robert N. Burt

/s/ Donald C. Clark        Director                          December 23, 1996
Donald C. Clark

/s/ John A. Georges        Director                          December 23, 1996
John A. Georges

/s/ William H. Gray, III   Director                          December 26, 1996
William H. Gray, III

/s/ William R. Howell      Director                          December 18, 1996
William R. Howell

/s/ Dr. LaSalle D. Leffall, Jr.     Director                 December 23, 1996
Dr. LaSalle D. Leffall, Jr.

/s/ Dr. Patricia Shontz Longe       Director                 December 23, 1996
Dr. Patricia Shontz Longe

/s/ Alex J. Mandl          Director                          December 23, 1996
Alex J. Mandl

/s/ Lawrence G. Rawl       Director                          December 18, 1996
Lawrence G. Rawl

/s/Michael I. Sovern       Director                          December 23, 1996
Michael I. Sovern

/s/ Joseph D. Williams     Director                          December 23, 1996
Joseph D. Williams

[/TABLE]

                                INDEX TO EXHIBITS

Exhibit
Number                                  Description


23.1             Consent of Price Waterhouse LLP

24 Power of Attorney (included in the signature pages of this Registration Statement)

                                                                  Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1996, which appears on page 41 of the 1995 Annual Report to Stockholders of Warner-Lambert Company, which is incorporated by reference in Warner-Lambert Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
4 Headquarters Plaza North
Morristown, NJ  07962
January 6, 1997